EXHIBIT 99.1

For Immediate Release

April 12, 2023

Company Contact: Michael Caruso SVP, Corporate Strategy & Investor Relations michael.caruso@broadstone.com 585.402.7842

Broadstone Net Lease, Inc. Schedules First Quarter 2023 Earnings Release and Conference Call

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“BNL” or the “Company”) today announced that it will release its financial and operating results for the quarter ended March 31, 2023, after the market closes on Wednesday, May 3, 2023. The Company will host its earnings conference call and audio webcast on Thursday, May 4, 2023, at 10:30 a.m. Eastern Time.

Conference Call and Webcast Details

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/210608708. If you prefer to listen via phone, U.S. participants may dial:

1-833-470-1428 (toll free) or 1-404-975-4839 (local), access code 079816. International access numbers are viewable here: https://www.netroadshow.com/events/global-numbers?confId=49684.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via phone, U.S. participants may dial: 1-866-813-9403 (toll free) or 1-929-458-6194 (local), access code 516458.Canadian participants may dial: 1-226-828-7578, access code 516458. U.K. participants may dial: 0204-525-0658 (local), access code 516458. All other callers may dial +44-204-525-0658, access code 516458.The replay will be available via dial-in until Thursday, May 18, 2023. To listen to a replay of the call via the web, which will be available for one year, please visit: https://investors.bnl.broadstone.com.

About Broadstone Net Lease, Inc.

BNL is a real estate investment trust that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. The Company utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of December 31, 2022, BNL’s diversified portfolio consisted of 804 individual net leased commercial properties with 797 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, healthcare, restaurant, retail, and office property types.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements, including our assumptions, involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, including but not limited to

EXHIBIT 99.1

increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property acquisitions, and the timing and uncertainty of completing these acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.